Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2026 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.45 PER SHARE

ARLINGTON, Texas (Business Wire) - January 20, 2026 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported its first fiscal quarter results. All comparisons in this release are to the respective prior year period, unless noted otherwise.

Fiscal 2026 First Quarter Highlights
As of or for the quarter ended December 31, 2025
•Net income attributable to D.R. Horton of $594.8 million or $2.03 per diluted share
•Consolidated pre-tax income of $798.1 million, with a pre-tax profit margin of 11.6%
•Consolidated revenues of $6.9 billion
•Home sales revenues of $6.5 billion on 17,818 homes closed
•Net sales orders increased 3% to 18,300 homes with an order value of $6.7 billion
•Cash provided by operations totaled $854.0 million
•Debt to total capital of 18.8%
•Book value per share increased 5% to $82.60
•Repurchased 4.4 million shares of common stock for $669.7 million and paid cash dividends of $131.5 million

Consolidated Results
Three months ended December 31, 2025
Net income attributable to D.R. Horton for its first fiscal quarter decreased 30% to $594.8 million, and earnings per diluted share decreased 22% to $2.03. Consolidated pre-tax income totaled $798.1 million on revenues of $6.9 billion, resulting in a pre-tax profit margin of 11.6%. First quarter consolidated pre-tax profit margin and home sales gross margin each include a 40 basis point benefit from the recovery of prior period warranty costs.
Cash provided by operations was $854.0 million during the three months ended December 31, 2025. Total liquidity at quarter end was $6.6 billion, and the Company's debt to total capital ratio was 18.8%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable. The Company has $600 million of homebuilding senior notes maturing in the next twelve months.

For the trailing twelve months ended December 31, 2025, the Company's return on equity (ROE) was 13.7% and return on assets (ROA) was 9.4%. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said:
“The D.R. Horton team delivered a solid first quarter. We exceeded the high end of our closings and revenue guidance and leveraged our strong financial position and cash flow generation to return $801.2 million to shareholders through share repurchases and dividends during the quarter.

“During the first quarter, our tenured operators continued to execute with discipline while driving a 3% increase in net sales orders. Affordability constraints and cautious consumer sentiment continue to impact new home demand. We expect our sales incentives to remain elevated in fiscal 2026, the extent to which will depend on the strength of demand during the spring, changes in mortgage interest rates and market conditions throughout the year.

“Our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility. We are well-positioned with our affordable product offerings and flexible lot supply to continue delivering value to our homebuyers and meet market demand. We are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders."

Homebuilding
Three months ended December 31, 2025
Homebuilding revenue for the first quarter decreased 9% to $6.5 billion, and homes closed decreased 7% to 17,818 homes. Homebuilding pre-tax income decreased 30% to $708.1 million, and pre-tax profit margin was 10.8%. Net sales orders increased 3% to 18,300 homes with an order value of $6.7 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) was 18%, consistent with the prior year quarter.

At quarter end, the Company had 30,400 homes in inventory, of which 20,000 were unsold. 7,300 of the Company’s unsold homes were completed, including 900 that had been completed for greater than six months. Of the Company’s homes closed during the first quarter, 67% were on lots developed by Forestar or third parties, up from 65% during the prior year quarter.

The Company’s homebuilding return on inventory (ROI) for the trailing twelve months ended December 31, 2025 was 18.6%. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Non-Homebuilding Segments
Three months ended December 31, 2025
•Rental: Rental operations generated revenues of $109.5 million from the sale of 397 single-family rental homes and $0.2 million of pre-tax income, resulting in a pre-tax profit margin of 0.2%.
•Forestar: Forestar sold 1,944 lots and generated $273.0 million of revenue and $20.8 million of pre-tax income, resulting in a pre-tax profit margin of 7.6%.
•Financial Services: Financial services revenues were $184.6 million with pre-tax income of $58.0 million, resulting in a pre-tax profit margin of 31.4%.

Share Repurchases and Dividends
During the first quarter of fiscal 2026, the Company repurchased 4.4 million shares of common stock for $669.7 million. Common shares outstanding at December 31, 2025 totaled 290.5 million, down 9% from a year ago, and the Company’s remaining stock repurchase authorization was $2.6 billion.

The Company paid cash dividends of $131.5 million during the first quarter of fiscal 2026, and subsequent to quarter end, declared a quarterly cash dividend of $0.45 per share payable on February 12, 2026 to stockholders of record on February 5, 2026.

Guidance
Based on the Company’s results for the first quarter of fiscal 2026 and current market conditions, D.R. Horton is reiterating its fiscal 2026 guidance as follows:
•Consolidated revenues in the range of $33.5 billion to $35.0 billion
•Homes closed by homebuilding operations of 86,000 homes to 88,000 homes
•Income tax rate of approximately 24.5%
•Consolidated cash flow provided by operations of at least $3.0 billion
•Share repurchases of approximately $2.5 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its second quarter of fiscal 2026 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, January 20) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 729287), and the call will also be webcast from the Company’s website at investor.drhorton.com.

Second Quarter Conference Call
As previously announced, the Company plans to release financial results for its second quarter of fiscal 2026 on Tuesday, April 21, 2026 before the market opens, with a conference call at 8:30 a.m. Eastern Time. Details on how to access the call will be available at a later date.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1.2 million homes in its 47-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $250,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended December 31, 2025, D.R. Horton closed 83,622 homes in its homebuilding operations, in addition to 3,546 single-family rental homes and 2,443 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our tenured operators continued to execute with discipline; affordability constraints and cautious consumer sentiment continue to impact new home demand; we expect our sales incentives to remain elevated in fiscal 2026, the extent to which will depend on the strength of demand during the spring, changes in mortgage interest rates and market conditions throughout the year; our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility; we are well-positioned with our affordable product offerings and flexible lot supply to continue delivering value to our homebuyers and meet market demand; and we are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to:
•the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions;
•adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources;
•reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;
•the risks associated with our land, lot and rental inventory;
•our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully;
•the impact of an inflationary, deflationary or higher interest rate environment;
•risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals;
•the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses;
•the effects of weather conditions and natural disasters on our business and financial results;
•home warranty and construction defect claims;
•the effects of health and safety incidents;
•reductions in the availability of performance bonds;
•increases in the costs of owning a home;
•the effects of information technology failures, cybersecurity incidents, and the failure to satisfy privacy and data protection laws and regulations;
•the effects of governmental regulations and environmental matters on our land development and housing operations;
•the effects of changes in income tax and securities laws;
•the effects of governmental regulations on our financial services operations;
•the effects of competitive conditions within the industries in which we operate;
•our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;
•the effects of negative publicity;
•the effects of the loss of key personnel; and
•the effects of actions by activist stockholders.
Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2025	September 30, 2025
	(In millions)
ASSETS
Cash and cash equivalents	$2,506.3	$2,985.4
Restricted cash	46.7	47.9
Total cash, cash equivalents and restricted cash	2,553.0	3,033.3
Inventories:
Construction in progress and finished homes	7,270.7	7,648.5
Residential land and lots — developed, under development, held for development and held for sale	15,451.3	14,935.5
Rental properties	2,884.0	2,703.3
Total inventory	25,606.0	25,287.3
Mortgage loans held for sale	1,908.8	2,566.5
Deferred income taxes, net of valuation allowance of $14.6 million at December 31, 2025 and September 30, 2025	25.0	44.5
Property and equipment, net	582.0	578.9
Other assets	3,801.3	3,797.2
Goodwill	163.5	163.5
Total assets	$34,639.6	$35,471.2
LIABILITIES
Accounts payable	$1,026.0	$1,221.9
Accrued expenses and other liabilities	3,510.9	3,541.6
Notes payable	5,547.3	5,965.5
Total liabilities	10,084.2	10,729.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 404,464,668 shares issued and 290,498,069 shares outstanding at December 31, 2025 and 404,031,443 shares issued and 294,475,153 shares outstanding at September 30, 2025	4.0	4.0
Additional paid-in capital	3,587.6	3,576.1
Retained earnings	31,504.7	31,041.4
Treasury stock, 113,966,599 shares and 109,556,290 shares at December 31, 2025 and September 30, 2025, respectively, at cost	(11,100.8)	(10,431.1)
Stockholders’ equity	23,995.5	24,190.4
Noncontrolling interests	559.9	551.8
Total equity	24,555.4	24,742.2
Total liabilities and equity	$34,639.6	$35,471.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
	(In millions, except per share data)
Revenues	$6,886.9	$7,613.0
Cost of sales	5,292.2	5,702.8
Selling, general and administrative expense	865.1	878.1
Other (income) expense	(68.5)	(77.8)
Income before income taxes	798.1	1,109.9
Income tax expense	196.7	258.0
Net income	601.4	851.9
Net income attributable to noncontrolling interests	6.6	7.0
Net income attributable to D.R. Horton, Inc.	$594.8	$844.9

Net income per share attributable to D.R. Horton, Inc.
Basic	$2.03	$2.63
Diluted	$2.03	$2.61

Weighted average shares outstanding
Basic	292.3	321.5
Diluted	293.3	323.3

Other Consolidated Financial Data
Interest charged to cost of sales	$31.3	$30.3
Depreciation and amortization	$27.7	$24.1
Interest incurred	$56.5	$46.7

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
	(In millions)
OPERATING ACTIVITIES
Net income	$601.4	$851.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27.7	24.1
Stock-based compensation expense	41.4	43.0
Deferred income taxes	19.5	40.1
Inventory and land option charges	11.2	16.6
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	398.8	181.7
Increase in residential land and lots – developed, under development, held for development and held for sale	(489.1)	(1,243.5)
Increase in rental properties	(180.6)	(86.5)
Decrease in other assets	20.1	65.2
Decrease in mortgage loans held for sale	657.7	683.1
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(254.1)	71.0
Net cash provided by operating activities	854.0	646.7
INVESTING ACTIVITIES
Expenditures for property and equipment	(27.4)	(13.3)
Payments related to business acquisitions, net of cash acquired	(82.1)	(51.0)
Other investing activities	(6.7)	7.2
Net cash used in investing activities	(116.2)	(57.1)
FINANCING ACTIVITIES
Proceeds from notes payable	305.0	660.0
Repayment of notes payable	(154.9)	(755.4)
Repayment on mortgage repurchase facilities, net	(579.3)	(746.9)
Cash paid for shares withheld for taxes	(29.7)	(27.6)
Cash dividends paid	(131.5)	(128.5)
Repurchases of common stock	(649.2)	(1,055.7)
Net other financing activities	21.5	(10.5)
Net cash used in financing activities	(1,218.1)	(2,064.6)
Net decrease in cash, cash equivalents and restricted cash	(480.3)	(1,475.0)
Cash, cash equivalents and restricted cash at beginning of period	3,033.3	4,544.0
Cash, cash equivalents and restricted cash at end of period	$2,553.0	$3,069.0
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Stock issued under employee incentive plans	$64.3	$71.3
Repurchases of common stock not settled	$14.5	$45.5

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,922.2	$123.1	$211.7	$228.8	$20.5	$2,506.3
Restricted cash	24.1	2.6	—	20.0	—	46.7
Inventories:
Construction in progress and finished homes	7,372.5	—	—	—	(101.8)	7,270.7
Residential land and lots	12,866.9	—	2,850.5	—	(266.1)	15,451.3
Rental properties	—	2,892.4	—	—	(8.4)	2,884.0
	20,239.4	2,892.4	2,850.5	—	(376.3)	25,606.0
Mortgage loans held for sale	—	—	—	1,908.8	—	1,908.8
Deferred income taxes, net	108.6	(42.2)	—	—	(41.4)	25.0
Property and equipment, net	545.8	0.6	7.8	4.1	23.7	582.0
Other assets	3,430.2	47.0	106.6	183.5	34.0	3,801.3
Goodwill	134.3	—	—	—	29.2	163.5
	$26,404.6	$3,023.5	$3,176.6	$2,345.2	$(310.3)	$34,639.6
Liabilities
Accounts payable	$811.6	$229.2	$80.1	$0.2	$(95.1)	$1,026.0
Accrued expenses and other liabilities	3,146.5	29.1	516.3	284.4	(465.4)	3,510.9
Notes payable	3,165.1	760.0	793.2	829.0	—	5,547.3
	$7,123.2	$1,018.3	$1,389.6	$1,113.6	$(560.5)	$10,084.2

	September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,210.5	$140.8	$379.2	$244.5	$10.4	$2,985.4
Restricted cash	25.5	2.5	—	19.9	—	47.9
Inventories:
Construction in progress and finished homes	7,743.7	—	—	—	(95.2)	7,648.5
Residential land and lots	12,572.8	—	2,645.1	—	(282.4)	14,935.5
Rental properties	—	2,710.4	—	—	(7.1)	2,703.3
	20,316.5	2,710.4	2,645.1	—	(384.7)	25,287.3
Mortgage loans held for sale	—	—	—	2,566.5	—	2,566.5
Deferred income taxes, net	125.7	(42.2)	—	—	(39.0)	44.5
Property and equipment, net	543.0	0.6	8.1	4.3	22.9	578.9
Other assets	3,344.1	38.9	104.6	220.6	89.0	3,797.2
Goodwill	134.3	—	—	—	29.2	163.5
	$26,699.6	$2,851.0	$3,137.0	$3,055.8	$(272.2)	$35,471.2
Liabilities
Accounts payable	$1,016.8	$230.6	$71.0	$0.7	$(97.2)	$1,221.9
Accrued expenses and other liabilities	3,122.1	34.7	494.3	294.7	(404.2)	3,541.6
Notes payable	3,154.4	600.0	802.8	1,408.3	—	5,965.5
	$7,293.3	$865.3	$1,368.1	$1,703.7	$(501.4)	$10,729.0
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$6,512.7	$—	$—	$—	$—	$6,512.7
Land/lot sales and other	16.2	—	273.0	—	(209.1)	80.1
Rental property sales	—	109.5	—	—	—	109.5
Financial services	—	—	—	184.6	—	184.6
	6,528.9	109.5	273.0	184.6	(209.1)	6,886.9
Cost of sales
Home sales (2)	5,181.9	—	—	—	(52.7)	5,129.2
Land/lot sales and other	13.4	—	217.2	—	(171.5)	59.1
Rental property sales	—	92.9	—	—	(0.2)	92.7
Inventory and land option charges	10.2	—	0.8	—	0.2	11.2
	5,205.5	92.9	218.0	—	(224.2)	5,292.2
Selling, general and administrative expense	632.5	46.9	36.5	145.0	4.2	865.1
Other (income) expense (3)	(17.2)	(30.5)	(2.3)	(18.4)	(0.1)	(68.5)
Income before income taxes	$708.1	$0.2	$20.8	$58.0	$11.0	$798.1
Summary Cash Flow Information
Cash provided by (used in) operating activities	$497.7	$(197.0)	$(157.0)	$731.5	$(21.2)	$854.0

	Three Months Ended December 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,146.0	$—	$—	$—	$—	$7,146.0
Land/lot sales and other	21.2	—	250.4	—	(204.7)	66.9
Rental property sales	—	217.8	—	—	—	217.8
Financial services	—	—	—	182.3	—	182.3
	7,167.2	217.8	250.4	182.3	(204.7)	7,613.0
Cost of sales
Home sales (2)	5,522.0	—	—	—	(53.3)	5,468.7
Land/lot sales and other	13.8	—	194.2	—	(169.9)	38.1
Rental property sales	—	179.4	—	—	—	179.4
Inventory and land option charges	11.8	3.6	1.2	—	—	16.6
	5,547.6	183.0	195.4	—	(223.2)	5,702.8
Selling, general and administrative expense	636.6	46.4	36.0	154.2	4.9	878.1
Other (income) expense (3)	(29.9)	(23.5)	(2.9)	(20.5)	(1.0)	(77.8)
Income before income taxes	$1,012.9	$11.9	$21.9	$48.6	$14.6	$1,109.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$552.0	$(283.3)	$(449.9)	$813.3	$14.6	$646.7

_________________________________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2025		2024
	Homes	Value	Homes	Value
Northwest	923	$487.6	1,019	$533.7
Southwest	2,022	966.2	2,174	1,049.5
South Central	4,931	1,477.4	4,559	1,430.7
Southeast	4,237	1,417.2	4,422	1,501.9
East	3,868	1,335.1	3,587	1,239.4
North	2,319	978.3	2,076	898.3
	18,300	$6,661.8	17,837	$6,653.5

HOMES CLOSED

	Three Months Ended December 31,
	2025		2024
	Homes	Value	Homes	Value
Northwest	995	$546.4	1,056	$533.1
Southwest	1,891	889.9	2,335	1,140.0
South Central	4,628	1,389.3	4,736	1,486.4
Southeast	4,383	1,452.3	5,031	1,739.2
East	3,614	1,250.3	3,719	1,308.5
North	2,307	984.5	2,182	938.8
	17,818	$6,512.7	19,059	$7,146.0

SALES ORDER BACKLOG

	As of December 31,
	2025		2024
	Homes	Value	Homes	Value
Northwest	404	$219.0	498	$284.8
Southwest	1,166	562.6	1,053	533.1
South Central	2,738	841.2	2,577	837.9
Southeast	2,259	786.8	2,486	898.2
East	2,686	968.6	2,612	943.2
North	2,123	935.3	1,777	801.8
	11,376	$4,313.5	11,003	$4,299.0

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	December 31, 2025			September 30, 2025
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	11,900	17,700	29,600	12,200	17,100	29,300
Southwest	19,200	29,600	48,800	19,600	31,200	50,800
South Central	35,400	113,400	148,800	35,900	111,900	147,800
Southeast	30,900	110,400	141,300	31,500	113,600	145,100
East	31,600	112,900	144,500	31,500	111,100	142,600
North	16,500	61,000	77,500	16,300	60,000	76,300
	145,500	445,000	590,500	147,000	444,900	591,900
	25%	75%	100%	25%	75%	100%
_____________
(1)Lots controlled at December 31, 2025 included approximately 40,700 lots owned or controlled by Forestar, 22,600 of which our homebuilding divisions had under contract to purchase and 18,100 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2025 included approximately 40,400 lots owned or controlled by Forestar, 22,800 of which our homebuilding divisions had under contract to purchase and 17,600 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	December 31, 2025	September 30, 2025
Northwest	1,700	1,700
Southwest	3,300	3,200
South Central	7,600	7,700
Southeast	6,500	6,300
East	6,600	6,300
North	4,700	4,400
	30,400	29,600
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(1)Homes in inventory exclude model homes and homes related to our rental operations.